UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2017

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices, with zip code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Depomed, Inc. (the “Company”) entered into an agreement with Srinivas G. Rao, M.D., Ph. D., the Company’s Senior Vice President and Chief Medical Officer, pursuant to which Dr. Rao will resign as an officer of the Company, effective as of July 31, 2017, or such other date as may be mutually agreed upon between Dr. Rao and the Company.  In connection with the termination of his employment with the Company, and pursuant to his release of claims executed in connection with his termination, Dr. Rao will receive a lump sum cash payment equal to his current annual base salary, a lump sum cash payment equal to a pro-rata portion of the annual bonus he would have earned for 2017 based on actual performance of the Company over the entire year (payable in 2018 at the same time annual bonuses are paid to executives generally), and Company-paid health insurance benefits for a period of twelve months.  Dr. Rao will also be eligible for three months of outplacement services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: July 7, 2017
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel